EXHIBIT 4.8

                         REGISTRATION RIGHTS AGREEMENT



         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this 18th day of July, 2001, by and between Energas Resources, Inc., a British Columbia corporation (the "Company"), and Clare L.L.C., an Illinois limited liability company ("Clare").

         BACKGROUND. Clare has agreed to purchase 2,000,000 shares of the Company's common stock (the "Stock") and as a condition of such purchase the Company has agreed to provide certain registration rights to Clare in accordance with the terms set forth below.

         In consideration of the purchase of the Stock and the mutual covenants and agreements herein set forth, the parties to this Agreement hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

         1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the following respective meanings:

         COMMISSION: The Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time. References to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

         PERSON: A corporation, an association, a partnership, an individual, a joint venture, a trust or estate, an unincorporated organization, or a government or any department or agency thereof.

         REGISTRABLE SECURITIES: (i) The Stock issued to Clare and (ii) any securities issued or issuable with respect to the Stock by way of any stock dividend or stock split attributable to the Stock or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise of the Company. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities, unless such securities are not sold pursuant to such registration as a result of non-compliance by the Company with this Agreement, upon (i) a registration statement with respect to the sale of such securities shall has been declared effective by the Commission, (ii) the securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of the securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iii) the securities shall have ceased to be outstanding.

         REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Section 2 of this Agreement, including without limitation all registration, filing and listing or Nasdaq fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of the Company's independent public accountants, including without limitation the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of any counsel retained by the holder or holders of the Registrable Securities being registered, premiums and other costs of policies of insurance, if any, against liabilities arising out of the public offering of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities being registered.

         SECURITIES ACT: The Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

         2.  REGISTRATION UNDER SECURITIES ACT.

         2.1  RIGHT TO INCLUDE REGISTRABLE SECURITIES.

                  2.1.2 DEMAND REGISTRATION RIGHTS. Within three months following the date of this Agreement, the Company shall prepare and file with the Commission, on one more occasions, a registration statement and/or such other documents, including a prospectus, and/or any other appropriate disclosure document as may be reasonably necessary in the opinion of both counsel for the Company and counsel for the holder or holders of the Registrable Securities, in order to comply with the provisions of the Securities Act, to permit the disposition in accordance the intended method or methods of the holder or holders of the Registrable Securities. Once such registration statement or other disclosure document has become effective by the Commission's order or otherwise, the Company shall continuously maintain effectiveness of such registration statement or disclosure document or other registration statement or disclosure document covering the Registrable Securities.

                  2.1.2 PIGGY-BACK REGISTRATION RIGHTS.  Omitted.

         2.2  COMPANY'S RIGHT TO DELAY REGISTRATION.  Omitted.

         2.3 REGISTRATION PROCEDURES. The Company, as expeditiously as possible, will:

                  (i) with respect to the registration of Registrable Securities under the Securities Act prepare and file with the Commission the requisite registration statement to effect such registration and, thereafter, use its best efforts to cause such registration to become effective;

                  (ii) prepare and file with the Commission which amendments and supplements to the requisite registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time that all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement;

                  (iii) furnish to each seller of Registrable Securities covered by such registration statement (A) such number of conformed copies of such registration statement and such number of each amendment and supplement thereto (in each case including all exhibits), (B) such number of copies of the prospectus contained in such registration statement (including preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (C) such other documents, as such seller may reasonably request;

                  (iv) register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of each state that each seller of Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (subject to Section 2.3(ii)), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such states of the securities owned by such seller, except that the Company shall not for any such purpose be required to either qualify generally to do business as a foreign corporation, or subject itself to taxation in any jurisdiction wherein it would not, but for the requirements of this subsection (iv), be obligated to be so qualified or subject to taxation or to consent to general service of process in any such jurisdiction or to any material restrictions on the conduct of the Company's business, or any restrictions on payments to any of the Company's shareholders, or require the escrow, "lockup" or placing of any restrictions on the sale and disposition of securities of the Company (other than as may have been previously imposed or existed immediately before the effective date of the registration statement under the Securities Act) held of record by any of the Company's officers, directors, five percent or greater shareholders or controlling Person that is not a seller of Registrable Securities;

                  (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such registrable Securities;

                  (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to each seller of

                           (A) an opinion of counsel for the Company, dated the
                  effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement) reasonably satisfactory in form and substance to such seller, and

                           (B) in the event the offering is underwritten, a
                  "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to the events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder or holders (or the underwriters, if any) may reasonably request;

                  (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances under which they were made;

                  (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, a historical earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least five business days prior to the filing hereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement to the registration states to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

                  (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (x) uses its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Company's common stock is then listed or quoted on a recognized quotation service which also provides quotations of the common stock.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees, as a condition of this Agreement, that, upon receipt of any notice form the Company of the happening of any event of the kind described in Section 2.3(vii) hereof, (i) such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(vii), (ii) such holder will promptly deliver copies of such supplemented or amended prospectus to each purchaser or potential purchaser to whom such holder had delivered the prospectus prior to such supplementation or amendment, and (iii) if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         2.4  UNDERWRITTEN OFFERINGS.  Omitted.

         2.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act covering Registrable Securities, the Company will give the holder or holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to the Company's books and records and such opportunities to discuss the business of the Company with its offices and independent public accounts who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6  INDEMNIFICATION.

         2.6.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company hereby agrees and will indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, it directors, officers, representatives and agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, representative, agent, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will indemnify such seller and each such director, officer, representative, agent, underwriter and controlling Person for any legal or there expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or mission was contained in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, representative, agent, underwriter or controlling Person shall survive the transfer of such securities by such seller.

         2.6.2 INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6.1 hereof) the Company, each director, officer, representative and agent of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, representative, agent, or controlling Person and shall survive the transfer of such securities by such seller.

         2.6.3 NOTICES OF CLAIMS AND PROCEDURE. Promptly after receipt by an indemnified Person of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6.1 or 2.6.2 hereof, such indemnified Person will, if a claim in respect thereof is to be made against an indemnified party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified Person to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6.1 or 2.6.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified Person, unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified Person and such indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying party to such indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified Person's reasonable judgment a conflict of interest does or may exist in respect of such claim, the indemnified Person or Persons shall the right to select separate counsel to participate in the defense of such action on behalf of such indemnified Person or Persons, in which case the indemnifying party shall bear the costs of such defense. No indemnifying party shall, without the consent of the indemnified Person, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability with respect so such claim or litigation and otherwise in form and substance satisfactory to the indemnified Person. The indemnifying party shall not be required to indemnify any indemnified Person against any settlement or judgment which is consented to by an indemnified Person without the consent of the indemnified party.

         2.6.4 OTHER INDEMNIFICATION. Indemnification similar to that specified in Sections 2.6.1, 2.6.2 and 2.6.3 hereof (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under federal or sate law or regulation of any governmental authority other than the Securities Act.

         2.6.5 INDEMNIFICATION PAYMENTS. The indemnification required by this
Section 2.6 shall be made by prompt payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         2.6.6 CONTRIBUTION. If any of the indemnification provisions provided for in this Section 2.6 are determined to be unenforceable or unavailable to an indemnified Person in respect of any claim or action, then each indemnifying party, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such claims in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified Person from the registration statement, but also the relative fault of the indemnified Person and the indemnifying party in connection with the statements or omissions which resulted in such claim or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the indemnifying party or by the indemnified Person and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with investigation or defending any action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation.

         2.7 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not effect or permit to occur any combination or subdivision of shares which would materially adversely affect the ability of the holder of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

         3. RULES 144 AND 144A. The Company represents, warrants to Clare that it will file and obtain effectiveness of a registration statement pursuant to the requirements of Section 12(g) of the Exchange Act and/or pursuant to the requirements of the Securities Act, and will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder. The Company will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration provided by (i) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         4. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of more than a majority of the Registrable Securities at the time outstanding; provided, however, if such amendment, action or omission to act would adversely affect the rights of any holder of Registrable Securities, no consent thereto shall be effective without the concurrence of each holder who would be adversely affected thereby. Each holder of Registrable Securities at the time or thereafter outstanding shall be bound by a consent obtained by the Company given by the holder or holders of the Registrable Securities pursuant to this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

         5. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand or transmitted by telegram, facsimile or by similar means, on the first day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the third day following the day when deposited in the U. S. mail, registered or certified (postage prepaid), addressed (i) if to the holder or holders of the Registrable Securities, to the attention of each Person at the address set forth in the stock records of the Company or such address, or to the attention of such other Person or Persons, as the holder or holders of the Registrable Securities shall have furnished to the Company in writing, or (ii) if to the Company, 800 Northeast 63rd Street, Third Floor, Oklahoma City, Oklahoma 73105, to the attention of its President, or such other address, or to the attention of such other Person or Persons, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding; provided, however, that any such communication to the Company may also, at the option of the holder of Registrable Securities giving notice, be delivered by personal delivery to any officer of the Company.

         6. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Clare shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby.

         7. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         8. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma, without regard to principles of conflicts of laws.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or have caused this Agreement, or have caused this Agreement to be executed and delivered by their respective duly authorized officers, on the date first above written.


"Company"                         NERGAS RESOURCES, INC.

                                  By: /S/ GEORGE G. SHAW
                                     -------------------------------------------
                                           George G. Shaw, President



"Clare"                           CLARE, L.L.C.

                                  By: /S/ DENNIS P. FLYNN
                                     -------------------------------------------
                                           Dennis P. Flynn, Manager Member